Exhibit 99.4

WALTER ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Walter Energy, Inc. (“Walter Energy”) and Western Coal Corp. (“Western Coal”) after giving effect to the business combination transaction (the “Transaction”) between Walter Energy and Western Coal on April 1, 2011 and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of December 31, 2010 is presented as if the Transaction had occurred on December 31, 2010. The unaudited pro forma condensed combined balance sheet as of December 31, 2010 combines Walter Energy’s historical audited consolidated balance sheet as of December 31, 2010 and Western Coal’s historical unaudited consolidated balance sheet as of December 31, 2010 adjusted to conform with accounting principles generally accepted in the United States and converted to United States dollars. The unaudited pro forma condensed combined statement of operations of Walter Energy and Western Coal for the year ended December 31, 2010 is presented as if the Transaction had taken place on January 1, 2010 and carried forward through December 31, 2010.

The unaudited pro forma condensed combined financial statements are based on preliminary valuations of assets acquired and liabilities assumed, and the pro forma adjustments and allocations of the estimated consideration transferred are based in part on estimates of the fair value of assets acquired and liabilities assumed. The full and detailed valuation of the Western Coal assets and liabilities is being completed with the assistance of an independent third party and certain information and analysis currently remains pending. Therefore, upon additional analysis it is possible that the fair values of assets acquired and liabilities assumed could differ from those presented in the unaudited pro forma condensed combined financial statements and the differences could be material.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Walter Energy and Western Coal.  The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies. The unaudited pro forma condensed combined financial statements also do not include the effects of restructuring certain activities of pre-acquisition operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Walter Energy (included in Walter Energy’s annual reports on Form 10-K and quarterly reports on Form 10-Q) and of Western Coal (see Exhibits 99.1, 99.2 and 99.3 included with this amended Form 8-K).

WALTER ENERGY, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)

AS OF DECEMBER 31, 2010

(IN THOUSANDS OF UNITED STATES DOLLARS)

	Historical Walter Energy	Historical Western Coal (Schedule 1)	Note	Pro forma adjustments	Pro forma condensed combined

ASSETS
Current assets
Cash and cash equivalents	$293,410	$79,724	4 (a), (c)	$(337,999)	$35,135
Receivables, net	143,238	116,255		—	259,493
Inventories	97,631	78,456	4 (a)	19,401	195,488
Deferred income taxes	62,371	7,404	4 (a)	(7,404)	62,371
Prepaid expenses	28,179	26,862		—	55,041
Other current assets	4,798	—	4 (c)	15,171	19,969
Current assets of discontinued operations	5,912	—		—	5,912
Total current assets	635,539	308,701		(310,831)	633,409

Property, plant and equipment, net	790,001	770,875	4 (a)	4,195,377	5,756,253
Goodwill	—	—	4 (a)	222,566	222,566
Deferred income taxes	149,520	469		—	149,989
Other long-term assets	82,705	92,081	4 (a), (c)	83,839	258,625
TOTAL ASSETS	$1,657,765	$1,172,126		$4,190,951	$7,020,842

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$123,091	$131,354	4 (d)	$21,354	$275,799
Current debt	13,903	32,846	4 (c)	42,564	89,313
Accumulated postretirement benefits obligation	24,753	—		—	24,753
Other current liabilities	24,362	33,642	4 (a)	6,742	64,746
Current liabilities of discontinued operations	7,738	—		—	7,738
Total current liabilities	193,847	197,842		70,660	462,349

Long-term debt	154,570	61,523	4 (c)	2,171,374	2,387,467
Accumulated postretirement benefits obligation	451,348	—		—	451,348
Deferred income taxes	—	52,050	4 (a)	1,540,209	1,592,259
Other long-term liabilities	262,934	40,216		—	303,150
TOTAL LIABILITIES	1,062,699	351,631		3,782,243	5,196,573

STOCKHOLDERS’ EQUITY
Common stock	531	571,354	3, 4 (a)	90	621
			4 (b)	(571,354)
Capital in excess of par value	355,540	16,692	4 (b)	(16,692)	1,595,881
			3, 4 (a)	1,240,341
Retained earnings	411,383	251,469	4 (b)	(251,469)	400,155
			4 (d)	(28,545)
			3, 4 (c)	17,317
Accumulated other comprehensive income (loss):
Cumulative translation adjustment	—	(31,051)	4 (b)	31,051	—
Pension and other postretirement benefit plans, net of tax	(172,317)	—		—	(172,317)
Unrealized loss on hedges, net of tax	(71)	—		—	(71)
Unrealized gain on available for sale securities, net of tax	—	12,031	4 (b)	(12,031)	—
TOTAL STOCKHOLDERS’ EQUITY	595,066	820,495		408,708	1,824,269
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,657,765	$1,172,126		$4,190,951	$7,020,842

WALTER ENERGY, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2010

(IN THOUSANDS OF UNITED STATES DOLLARS, EXCEPT PER SHARE AMOUNTS)

	Historical Walter Energy	Historical Western Coal (Schedule 2)	Note	Pro forma adjustments	Pro forma condensed combined

Revenues:
Sales	$1,570,845	$757,523		$—	$2,328,368
Miscellaneous income	16,885	—		—	16,885
	1,587,730	757,523		—	2,345,253
Costs and expenses:
Cost of sales (exclusive of depreciation, depletion and amortization)	766,516	504,982		—	1,271,498
Depreciation, depletion and amortization	98,702	60,560	4 (e)	118,436	277,698
Selling, general and administrative	86,972	71,611	4 (d)	(12,909)	145,674
Postretirement benefits	41,478	—		—	41,478
	993,668	637,153		105,527	1,736,348
Operating income (loss)	594,062	120,370		(105,527)	608,905
Share of loss for entities accounted for using the equity method	—	(8,080)		—	(8,080)
Other income	—	8,457		—	8,457
Interest expense	(17,250)	(10,382)	4 (f)	(104,011)	(125,245)
			4 (g)	6,398
Interest income	784	2,170		—	2,954
Income (loss) from continuing operations before income tax expense (benefit)	577,596	112,535		(203,140)	486,991
Income tax expense (benefit)	188,171	30,595	4 (h)	(76,909)	141,857
Net income (loss) from continuing operations	$389,425	$81,940		$(126,231)	$345,134

Basic income per share from continuing operations (Note 5)	$7.32				$5.55
Diluted income per share from continuing operations (Note 5)	$7.25				$5.50

WALTER ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Expressed in thousands of United States dollars, except where otherwise specified and share and per share amounts)

1.             Basis of presentation

The unaudited pro forma condensed combined financial statements have been prepared in connection with the business combination transaction (the “Transaction”) between Walter Energy, Inc. (“Walter Energy”) and Western Coal Corp. (“Western Coal”). On December 2, 2010, Walter Energy and Western Coal entered into an agreement whereby Walter Energy agreed to acquire all of the issued and outstanding shares of Western Coal (other than shares held by Walter Energy, Western Coal or their respective affiliates)for C$11.50 per share in cash or 0.114 of a Walter Energy share of common stock, or for a combination thereof at the holder’s election, and all subject to proration. On January 20, 2011, Walter Energy purchased 25.3 million common shares of Western Coal from funds advised by Audley Capital for C$11.50 per share. Western Coal became a wholly-owned subsidiary of Walter Energy on April 1, 2011, the closing date of the Transaction.

The unaudited pro forma condensed combined financial statements are presented in United States dollars (“$”), which is the functional currency of Walter Energy.  References to “C$” represent amounts presented in Canadian dollars.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and give effect to the Transaction pursuant to the assumptions described in Notes 3 and 4 to the unaudited pro forma condensed combined financial statements. The acquisition of Western Coal by Walter Energy has been accounted for under accounting principles generally accepted in the United States of America (“U.S. GAAP”) as if the Transaction had been completed as of January 1, 2010 for the unaudited pro forma condensed combined statement of operations and as of December 31, 2010 for the unaudited pro forma condensed combined balance sheet. Walter Energy’s fiscal year end is December 31, whereas Western Coal’s fiscal year end was March 31. For purposes of the pro forma condensed combined financial statements, results for Western Coal have been prepared on a calendar year basis.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results or financial condition that would have been achieved if the Transaction had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position of the combined entities for any future period or as of any future date. Actual amounts recorded upon consummation of the Transaction will likely differ from those recorded in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not reflect any special items such as integration costs or operating synergies that may be realized as a result of the Transaction.

The pro forma adjustments and allocations of the estimated consideration transferred are based in part on estimates of the fair value of assets acquired and liabilities assumed. A preliminary determination of the related purchase price allocation has been presented herein; however, additional analysis with respect to the value of certain assets, contractual arrangements, tax attributes and liabilities could materially affect the allocation of the consideration to the assets and liabilities as presented in the unaudited pro forma condensed combined financial statements.

In preparing the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations in accordance with U.S. GAAP, the following historical information was used:

(a)           the audited consolidated financial statements of Walter Energy as of and for the year ended December 31, 2010 prepared in accordance with U.S. GAAP;

(b)           the unaudited consolidated financial statements of Western Coal as of and for the nine months ended December 31, 2010 prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”);

(c)           the audited consolidated financial statements of Western Coal for the year ended March 31, 2010 prepared in accordance with Canadian GAAP; and

(d)           the unaudited consolidated statement of income of Western Coal for the nine months ended December 31, 2009 prepared in accordance with Canadian GAAP.

Note 6 provides additional information with respect to the nature of the U.S. GAAP adjustments needed to reconcile Western Coal’s consolidated financial statements prepared in accordance with Canadian GAAP to those prepared in accordance with U.S. GAAP.

WALTER ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

 (Expressed in thousands of United States dollars, except where otherwise specified and share and per share amounts)

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical financial statements including the notes of Walter Energy (included in Walter Energy’s annual reports on Form 10-K and quarterly reports on Form 10-Q) and of Western Coal (see Exhibits 99.1, 99.2 and 99.3 included with this amended Form 8-K).

The significant accounting policies used in preparing the unaudited pro forma condensed combined financial statements are set out in Walter Energy’s consolidated financial statements for the year ended December 31, 2010.

2.             Translation of Western Coal’s historical financial statements to U.S. dollars

The unaudited pro forma condensed combined financial statements are presented in U.S. dollars unless otherwise stated, and accordingly, financial information of Western Coal used to prepare the unaudited pro forma condensed combined financial statements was translated from Canadian dollars to U.S. dollars (Schedules 1 and 2) using the following exchange rates, which correspond with the exchange rates for the periods being presented:

Balance sheet as of December 31, 2010: Closing rate	C$1 = US$1.0054
Statement of operations for the year ended December 31, 2010: Average for the period	C$1 = US$0.9708

3.             Acquisition of Western Coal

On December 2, 2010, Walter Energy and Western Coal entered into an agreement whereby Walter Energy agreed to acquire all of the issued and outstanding common shares of Western Coal (other than shares held by Walter Energy, Western Coal or their respective affiliates) for C$11.50 per share in cash or 0.114 of a Walter Energy share of common stock, or for a combination thereof at the holder’s election, and all subject to proration.

In January 2011, the Company acquired 25,274,745 common shares of Western Coal, or 9.15% of the outstanding shares, from funds advised by Audley Capital. The shares were purchased for $293.7 million in cash and had a fair value of $314.2 million on April 1, 2011. On April 1, 2011, the Company acquired the remaining outstanding common shares of Western Coal for a combination of $2,171.0 million in cash and the issuance of 8,951,558 common shares of Walter Energy valued at $1,224.1 million. The fair value of Walter Energy’s common stock on April 1, 2011 was $136.75 per share based on the closing value on the New York Stock Exchange.  All of the outstanding options to purchase Western Coal common shares that were not exercised prior to the closing date of the Transaction were exchanged for fully-vested and immediately exercisable options to purchase shares of Walter Energy common stock (the “Replacement Options”).  The outstanding warrants of Western Coal (the “Western Warrants”) were not directly affected by the Transaction.  Instead, upon exercise, each Western Warrant will entitle the holder to receive the cash and shares of Walter Energy common stock that would have been issued if the Western Warrant had been exercised immediately before closing of the Transaction.  The Transaction is being accounted for using the acquisition method, with Walter Energy as the acquirer of Western Coal.

The preliminary allocation of the estimated consideration is summarized as follows:

Cash consideration	$2,464,723
Exchange of 8,951,558 shares of Walter Energy common stock at $136.75 per share	1,224,126
Fair value of Replacement Options issued and Western Warrants	16,305
Fair value of consideration transferred	3,705,154
Increase in fair value of Walter Energy’s equity interest in Western Coal before the Transaction	20,553
Total estimated consideration	$3,725,707

WALTER ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Expressed in thousands of United States dollars, except where otherwise specified and share and per share amounts)

The estimated fair value of consideration transferred was allocated based on the income, cost and market price valuation methods as deemed appropriate, resulting in the following:

Net working capital	$116,118
Property, plant and equipment, net	4,966,252
Goodwill	222,566
Other long-term assets	114,769
Deferred income taxes	(1,592,259)
Other long-term liabilities	(101,739)
Net identifiable assets	$3,725,707

A full and detailed valuation of the Western Coal assets and liabilities is being completed with the assistance of an independent third party and certain information and analysis remains pending at this time.  Therefore, it is possible that the fair values of assets acquired and liabilities assumed could differ from those presented herein upon additional analysis and the differences may be material. Additional analysis with respect to the value of certain assets, contractual arrangements, tax attributes and liabilities could materially affect the allocation of the consideration to the assets and liabilities as presented in the unaudited pro forma condensed combined financial statements.  After the Transaction, the earnings of the combined company will include the effect of acquisition method accounting adjustments, including the effect of changes in the cost basis of tangible assets, identifiable intangible assets and liabilities assumed on operating costs, including depreciation, depletion and amortization expenses.

The determination of the combined reporting units and the method of allocating goodwill, if any, to those reporting units has not yet been completed.

The deferred income tax liability has been determined using an estimated tax rate of 34.75%, which represents the weighted average jurisdictional statutory tax rate of Western Coal. The actual effective income tax rate could be significantly different than the estimated tax rate, and depends on the consideration transferred and final valuation of assets acquired and liabilities assumed.

4.             Effect of the Transaction on the unaudited pro forma condensed combined financial statements

The unaudited pro forma condensed combined financial statements incorporate the following pro forma assumptions and adjustments:

(a)                                  This adjustment reflects the payment of cash and the issuance of equity interests in connection with the acquisition of all of the outstanding common shares of Western Coal and gives rise to fair value adjustments to the book values of certain assets and liabilities of Western Coal, and the resulting deferred income taxes and goodwill, as follows:

Fair Value Adjustments
Inventories	$19,401
Property, plant and equipment, net	4,195,377
Goodwill	222,566
Other long-term assets	22,223
Other current liabilities	(6,742)
Deferred income taxes	(1,547,613)
2,905,212
Book value of net assets of Western Coal acquired	820,495
Total consideration transferred	$3,725,707

(b)                                 This adjustment eliminates the historical stockholders’ equity accounts of Western Coal.

WALTER ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Expressed in thousands of United States dollars, except where otherwise specified and share and per share amounts)

(c)                                  This adjustment reflects the effect of the cash paid and borrowings incurred to affect the acquisition of Western Coal.

The source of funds used to pay the total cash consideration of $2,464.7 million includes the $293.7 million paid from existing cash to funds managed by Audley Capital in January 2011 and $2,171.0 million of borrowed funds under a $2,725.0 million credit facility (“new credit facility”).  Financing fees and transaction related costs totaling $86.9 million were also paid from funds borrowed under the credit facility.  Additionally, Walter Energy repaid in full all outstanding loans and accrued interest totaling $136.4 million under the 2005 credit agreement utilizing $92.1 million of borrowed funds under the new credit facility and $44.3 million of existing cash and simultaneously terminated the agreement.  No penalties were due in connection with the repayments.

(d)                                 Total transaction costs are expected to be approximately $41 million. Of this amount, approximately $13 million was incurred prior to December 31, 2010, approximately $7 million was paid from funds borrowed under the new credit facility, and approximately $21 million has been included in Accounts payable and accrued expenses in the unaudited pro forma condensed combined balance sheet. These transaction costs are not included in the unaudited pro forma condensed combined statement of operations as these costs are nonrecurring.

The following adjustments are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 assuming that the acquisition of Western Coal occurred on January 1, 2010.

(e)                                  This adjustment represents an estimated increase to depreciation, depletion and amortization expense associated with the preliminary estimate of the fair value adjustment of approximately $4,195.4 million allocated to property, plant and equipment, of which $4,151.9 million relates to an adjustment of mineral interests and $43.5 million relates to an adjustment to other property plant and equipment. The mineral interests are amortized using the unit of production method. The estimated depletion expense on the preliminary adjustment to fair value for the mineral interests for each of the five succeeding fiscal years is as follows (in millions):

Year Ending December 31
Remainder of 2011 — post acquisition	$128
2012	203
2013	227
2014	247
2015	256
2016	273
Total	$1,334

Walter Energy has completed a preliminary assessment of the fair values of Western Coal’s assets and liabilities. Additional analysis could result in adjustments to the fair value estimates of identifiable assets and liabilities, including but not limited to, inventory, depreciable tangible assets, proven and probable reserves, value beyond proven and probable reserves (“VBPP”), intangible assets and contract-related liabilities.

WALTER ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Expressed in thousands of United States dollars, except where otherwise specified and share and per share amounts)

(f)                                    This adjustment reflects interest expense on the borrowings (the “Tranche A” and “Tranche B” facilities) used to finance the acquisition of the outstanding shares of Western Coal and amortization of the deferred financing costs on the new bank facility. For purposes of calculating the pro forma interest expense, an interest rate of 3.25% on the Tranche A facility and 4.00% on the Tranche B facility was used.

The interest rate on the Tranche A facility of 3.25% is based on an adjusted LIBOR plus 300 basis points and the interest rate on the Tranche B facility of 4.00% is based on an adjusted LIBOR floor of 1.0% plus 300 basis points.  The effect of a 0.125% increase or decrease in the assumed interest rate on the Tranche A facility would effect net income by approximately $0.7 million. Because the LIBOR rate for the Tranche B facility was more than 0.125% below the 1.0% floor as of April 1, 2011, a 0.125% change in the assumed interest rate would not impact interest expense related to the Tranche B facility.

The adjustments to interest expense are presented as if the borrowings occurred on January 1, 2010. The amortization of deferred financing costs is presented as if the financing costs were incurred on January 1, 2010 and have been amortized over the applicable lives of each tranche in the new credit facility.

(g)                                 This adjustment reflects the reversal of interest expense relating to the previous debt structure that was eliminated as a result of the Transaction.

(h)                                 This adjustment reflects the income tax effect of the above noted pro forma adjustments at the statutory rate applicable to the jurisdiction giving rise to the adjustment.

5.             Walter Energy common shares outstanding

The average number of common shares (in thousands) used in the computation of pro forma basic and diluted income per share has been determined as follows:

Year ended
December 31, 2010
Basic weighted average common shares outstanding	53,179
Shares issued to acquire Western Coal	8,952
Pro forma basic weighted average common shares	62,131
Diluted weighted average common shares outstanding	53,700
Shares issued to acquire Western Coal and dilutive effect of the Replacement Options and Western Warrants	9,031
Pro forma diluted weighted average common shares	62,731

6.             U.S. GAAP adjustments to Western Coal’s historical financial statements included in Schedules 1 and 2

(a)          Pre-operating results

Under Canadian GAAP, the concept of commercial production is not concisely defined but recognizes that the transition from development to production is subject to management’s judgment. As such, certain minerals extracted and sold during the management-defined development period are treated as a reduction to the cost of the capital asset exclusive of depreciation. Under U.S. GAAP, the development of a surface mine is deemed to conclude when more than de minimus saleable minerals are extracted from an ore body regardless of the level of production. As such, all revenues and expenses relating to extracted minerals are recorded in the statement of operations. Western Coal generated Net sales of $50.3 million during its defined development period in the year ended December 31, 2010. Associated Costs of sales (exclusive of depreciation, depletion and amortization), Selling, general and administrative costs and interest expense incurred were $53.6 million, $0.5 million and $1.3 million, respectively.

WALTER ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Expressed in thousands of United States dollars, except where otherwise specified and share and per share amounts)

(b)          Joint venture

Under Canadian GAAP, Western Coal has accounted for its 50% interest in Energy Recovery Investments Ltd. (the “Joint Venture”) using the proportionate consolidation method whereby Western Coal’s proportionate share of each line item of assets, liabilities, revenues and expenses is included in the corresponding financial statement line item. Under U.S. GAAP, Western Coal would account for its Joint Venture interest using the equity method whereby Western Coal’s share of earnings and losses would be included in its statement of operations as share of income (loss) of the entities accounted for using the equity method, and the carrying value of Western Coal’s share in the equity of the Joint Venture would be recorded on the balance sheet in other long-term assets.

(c)           Business combination

Under U.S. GAAP, for business combinations that close in fiscal years that commence on or after December 15, 2008, acquisition related costs are excluded from the consideration transferred in a business combination (formerly referred to as purchase price) and are expensed as incurred. Before that date, such costs were included in the purchase price. Prior to April 1, 2010, Western Coal’s accounting policy under Canadian GAAP was to include acquisition related costs in the consideration transferred in business combinations.

Until April 1, 2010, under Western Coal’s accounting policy under Canadian GAAP, the measurement date for equity interests issued by the acquirer in a business combination was two days before and after the terms of an acquisition are agreed to and announced while under U.S. GAAP the measurement date is the closing date. Western Coal announced the acquisition of Cambrian Mining Plc on May 20, 2009 and closed the acquisition on July 13, 2009.

Prior to April 1, 2010, under Western Coal’s accounting policy under Canadian GAAP, any excess of the fair value of identifiable assets acquired and liabilities assumed over the fair value of purchase consideration was allocated to certain acquired non-current assets until their carrying amounts were reduced to zero, and any remaining amount, which was considered negative goodwill, was recognized as an extraordinary gain in the statement of operations. Under U.S. GAAP, for business combinations that close in fiscal years that commence on or after December 15, 2008, any such excess is recorded as a gain from bargain purchase in the statement of operations. Before that date, the U.S. GAAP treatment of such excess was similar to Canadian GAAP.

In addition, under Canadian GAAP, the noncontrolling interests’ percentage of net assets acquired are recorded at the carrying values of the acquiree. Under U.S. GAAP, for business combinations that close in fiscal years that commence on or after December 15, 2008, the acquirer must measure noncontrolling interests in the acquiree at fair value as of the closing date.

The above noted differences resulted in an increase in depreciation, depletion and amortization expense of $2.7 million for the year ended December 31, 2010.

(d)          Available for sale security

As of December 31, 2010, Western Coal no longer exercised significant influence over its available for sale investment, Mandalay Resources Corporation (“Mandalay”) due to the issuance of additional common shares of Mandalay and the exercise of the existing call options. As a result, Western Coal changed from equity method accounting to fair value accounting. Under Canadian GAAP, the initial basis of the investment is the fair value of the security and the difference between the carrying amount and the fair value is recognized in the statement of operations. Under U.S. GAAP, Western Coal would account for its investment in Mandalay as an available for sale security. The initial basis of the investment would be the carrying amount of the investment and the difference between the carrying amount and the fair value would be recorded in other comprehensive income.

WALTER ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Schedule 1

WESTERN COAL CORPORATION

BALANCE SHEET AS OF DECEMBER 31, 2010

(in thousands)

	Canadian GAAP	U.S. GAAP Adjustments		As Coverted To U.S. GAAP
	C$				US$
	(1)	C$	Note	C$	(2)

ASSETS
Current assets
Cash and cash equivalents	$79,866	$(572)	6 (b)	$79,294	$79,724
Receivables, net	115,839	(212)	6 (b)	115,627	116,255
Inventories	74,749	3,283	6 (a), (b)	78,032	78,456
Deferred income taxes	4,813	2,551	6 (a)	7,364	7,404
Prepaid expenses	26,717	—		26,717	26,862
Total current assets	301,984	5,050		307,034	308,701

Property, plant and equipment, net	722,261	44,451	6 (a), (b), (c)	766,712	770,875
Deferred income taxes	466	—		466	469
Other long-term assets	84,726	6,859	6 (b), (c)	91,585	92,081
TOTAL ASSETS	$1,109,437	$56,360		$1,165,797	$1,172,126

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$131,499	$(854)	6 (b)	$130,645	$131,354
Current debt	32,669	—		32,669	32,846
Other current liabilities	33,460	—		33,460	33,642
Total current liabilities	197,628	(854)		196,774	197,842

Long-term debt	61,248	(58)	6 (b)	61,190	61,523
Deferred income taxes	51,769	—		51,769	52,050
Other long-term liabilities	39,998	—		39,998	40,216
TOTAL LIABILITIES	350,643	(912)		349,731	351,631

STOCKHOLDERS’ EQUITY
Common stock	561,008	7,261	6 (c)	568,269	571,354
Capital in excess of par value	16,602	—		16,602	16,692
Retained earnings	190,755	59,356	6 (a), (c), (d)	250,111	251,469
Accumulated other comprehensive income (loss):
Cumulative translation adjustment	(20,633)	(10,250)	6 (c)	(30,883)	(31,051)
Unrealized gain on available-for-sale-securities, net of tax	11,062	905	6 (d)	11,967	12,031
TOTAL STOCKHOLDERS’ EQUITY	758,794	57,272		816,066	820,495
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,109,437	$56,360		$1,165,797	$1,172,126

(1)  Presentation reclassified to be consistent with the unaudited pro forma combined financial statements included elsewhere in the document.

(2)  See Note 2 to the unadited pro forma condensed combined financial statements.

WALTER ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Schedule 2

WESTERN COAL CORPORATION

STATEMENT OF OPERATIONS

(in thousands)

	For the nine months ended December 31, 2009	For the twelve months ended March 31, 2010	For the nine months ended December 31, 2010	Canadian GAAP	U.S. GAAP Adjustments		As Converted To U.S. GAAP
	C$	C$	C$	C$				US$
	A (1)	B (1)	C (1)	A+B+C (1)	C$	Note	C$	(2)

Net sales and revenues:
Net sales	$301,997	$438,568	$594,417	$730,988	$49,336	6 (a), (b)	$780,324	$757,523

Costs and expenses:
Cost of sales (exclusive of depreciation, depletion and amortization)	208,758	321,425	354,319	466,986	53,196	6 (a), (b)	520,182	504,982
Depreciation, depletion and amortization	29,198	43,857	43,479	58,138	4,245	6 (a), (c)	62,383	60,560
Selling, general and administrative	28,675	42,604	59,337	73,266	501	6 (a), (b)	73,767	71,611
	266,631	407,886	457,135	598,390	57,942		656,332	637,153
Operating income	35,366	30,682	137,282	132,598	(8,606)		123,992	120,370
Share of income (loss) for entities accounted for using the equity method	870	(237)	(7,614)	(8,721)	398	6 (b)	(8,323)	(8,080)
Other income (expense)	14,886	23,328	1,723	10,165	(1,453)	6 (d)	8,712	8,457
Interest expense	(8,958)	(14,109)	(4,268)	(9,419)	(1,276)	6 (a), (b)	(10,695)	(10,382)
Interest income	1,709	3,122	822	2,235	—		2,235	2,170
Income before income tax expense	43,873	42,786	127,945	126,858	(10,937)		115,921	112,535
Income tax expense	14,355	1,882	47,089	34,616	(3,100)	6 (a), (d)	31,516	30,595
Net income	$29,518	$40,904	$80,856	$92,242	$(7,837)		$84,405	$81,940

Attributable to
Noncontrolling interests	(86)	100	(531)	(345)	—		(345)	(335)
Shareholders of the company	29,604	40,804	81,387	92,587	(7,837)		84,750	82,275

(1) Presentation reclassified to be consistent with the unaudited pro forma combined financial statements included elsewhere in the document.

(2) See Note 2 to the condensed combined financial statements.